EXHIBIT 23.3

                       [LETTERHEAD OF RYDER SCOTT COMPANY]





                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER



         As independent petroleum engineers, we hereby consent to the use of our name in this Amendment No. 1 to the Registration Statement on Form S-4 by McMoRan Exploration Co. and joint proxy statement of both McMoRan Oil & Gas Co. and Freeport-McMoRan Sulphur Inc.(FSC). We further consent to the incorporation by reference of our estimates of reserves and present value of future net revenues as of December 31, 1997 for both MOXY and FSC and as of June 30, 1998 for MOXY in the Amendment No. 1 to the Form S-4.


                                                    /s/Ryder Scott Company
                                                       Petroleum Engineers
                                                     ----------------------
                                                       RYDER SCOTT COMPANY
                                                       PETROLEUM ENGINEERS

Houston, Texas
October 5, 1998